EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Second Quarter Ended
(Unaudited, amounts in thousands, except per share data)	10/27/12	10/29/11
Sales	$322,341	$307,679
Cost of sales	222,032	211,896
Gross profit	100,309	95,783
Selling, general and administrative expense	89,746	83,535
Operating income	10,563	12,248
Interest expense	191	389
Interest income	116	166
Other income (expense), net	212	(108)
Income before income taxes	10,700	11,917
Income tax expense	3,868	4,245
Net income	6,832	7,672
Net (income) loss attributable to noncontrolling interests	(213)	198
Net income attributable to La-Z-Boy Incorporated	$6,619	$7,870

Basic weighted average shares outstanding	52,356	52,055
Basic net income attributable to La-Z-Boy Incorporated per share	$0.13	$0.15

Diluted weighted average shares outstanding	53,268	52,475
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.12	$0.15

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/27/12	10/29/11
Sales	$623,842	$587,773
Cost of sales	433,921	411,062
Gross profit	189,921	176,711
Selling, general and administrative expense	171,732	160,990
Operating income	18,189	15,721
Interest expense	364	813
Interest income	237	349
Income from Continued Dumping and Subsidy Offset Act, net	—	322
Other income, net	91	265
Income before income taxes	18,153	15,844
Income tax expense (benefit)	6,626	(37,684)
Net income	11,527	53,528
Net income attributable to noncontrolling interests	(510)	(122)
Net income attributable to La-Z-Boy Incorporated	$11,017	$53,406

Basic average shares	52,274	51,999
Basic net income attributable to La-Z-Boy Incorporated per share	$0.21	$1.01

Diluted average shares	53,169	52,458
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.20	$1.00

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	10/27/12	4/28/12
Current assets
Cash and equivalents	$86,608	$152,370
Restricted cash	9,792	2,861
Receivables, net of allowance of $23,032 at 10/27/12 and $22,705 at 4/28/12	154,025	167,232
Inventories, net	168,995	143,787
Deferred income tax assets – current	21,450	19,081
Other current assets	29,218	14,669
Total current assets	470,088	500,000
Property, plant and equipment, net	115,009	114,366
Goodwill and other intangible assets	18,010	3,028
Deferred income tax assets – long-term	31,422	33,649
Other long-term assets, net	50,688	34,696
Total assets	$685,217	$685,739

Current liabilities
Current portion of long-term debt	$368	$1,829
Accounts payable	52,011	56,630
Accrued expenses and other current liabilities	79,969	91,300
Total current liabilities	132,348	149,759
Long-term debt	7,375	7,931
Other long-term liabilities	80,974	80,234
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 52,416 outstanding at 10/27/12 and 52,244 outstanding at 4/28/12	52,416	52,244
Capital in excess of par value	236,248	231,332
Retained earnings	199,152	189,609
Accumulated other comprehensive loss	(29,820)	(31,281)
Total La-Z-Boy Incorporated shareholders' equity	457,996	441,904
Noncontrolling interests	6,524	5,911
Total equity	464,520	447,815
Total liabilities and equity	$685,217	$685,739

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
(Unaudited, amounts in thousands)	10/27/12	10/29/11
Cash flows from operating activities
Net income	$11,527	$53,528
Adjustments to reconcile net income to cash provided by (used for) operating activities
Loss (gain) on disposal of assets	47	(139)
Deferred income tax benefit	(457)	(43,784)
Restructuring	2,686	166
Provision for doubtful accounts	654	2,118
Depreciation and amortization	11,239	12,372
Stock-based compensation expense	6,959	3,285
Pension plan contributions	(2,320)	(1,860)
Change in receivables	11,689	(1,418)
Change in inventories	(22,290)	(4,765)
Change in other assets	(6,090)	(2,993)
Change in payables	(4,619)	(1,034)
Change in other liabilities	(11,484)	2,046
Net cash (used for) provided by operating activities	(2,459)	17,522

Cash flows from investing activities
Proceeds from disposal of assets	985	221
Capital expenditures	(11,637)	(8,218)
Purchases of investments	(31,514)	(5,214)
Proceeds from sales of investments	5,684	5,160
Acquisitions, net of cash acquired	(15,863)	—
Change in restricted cash	(6,931)	—
Other	—	(681)
Net cash used for investing activities	(59,276)	(8,732)

Cash flows from financing activities
Payments on debt	(2,255)	(4,860)
Payments for debt issuance costs	—	(390)
Stock issued for stock and employee benefit plans	1,236	321
Excess tax benefit on stock option exercises	1,025	—
Purchases of common stock	(4,012)	(1,542)
Net cash used for financing activities	(4,006)	(6,471)

Effect of exchange rate changes on cash and equivalents	(21)	(48)
Change in cash and equivalents	(65,762)	2,271
Cash and equivalents at beginning of period	152,370	115,262
Cash and equivalents at end of period	$86,608	$117,533

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Second Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/27/12	10/29/11	10/27/12	10/29/11
Sales
Upholstery Segment	$259,462	$241,400	$497,629	$458,862
Casegoods Segment	34,528	35,943	69,137	70,074
Retail Segment	61,198	52,711	118,317	101,525
VIEs, net of intercompany sales eliminations	—	2,762	—	6,103
Corporate and Other	628	817	1,330	1,411
Eliminations	(33,475)	(25,954)	(62,571)	(50,202)
Consolidated Sales	$322,341	$307,679	$623,842	$587,773

Operating Income (Loss)
Upholstery Segment	$21,790	$20,993	$37,368	$32,118
Casegoods Segment	902	1,962	2,181	2,519
Retail Segment	(575)	(2,683)	(2,563)	(6,061)
VIEs	—	(204)	—	363
Restructuring	(2,654)	(50)	(2,686)	(166)
Corporate and Other	(8,900)	(7,770)	(16,111)	(13,052)
Consolidated Operating Income	$10,563	$12,248	$18,189	$15,721